Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of South Hertfordshire United Kingdom Fund, Ltd. (the “Partnership”) for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Mackenzie, as a director for Virgin Media Directors Limited, the Corporate Director of NTL Fawnspring Limited, the General Partner of the Partnership, and Robert Gale, as a director for Virgin Media Directors Limited, the Corporate Director of NTL Fawnspring Limited, the General Partner of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ ROBERT MACKENZIE

Name:	Robert Mackenzie
Title:	Director of Virgin Media Directors Limited
Corporate Director of NTL Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	May 12, 2008

/s/ ROBERT GALE

Name:	Robert Gale
Title:	Director of Virgin Media Directors limited
Corporate Director of NTL Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*
Date:	May 12, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934.

*       The Partnership has no principal executive officer or principal financial officer. Robert Mackenzie and Robert Gale are directors of Virgin Media Directors Limited, which is a Corporate Director of NTL Fawnspring Limited, the General Partner of the Partnership.